EXIHIBT 1

                             JOINT FILING AGREEMENT

The undersigned hereby agree, pursuant to Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, to file a joint statement on Schedule 13D and amendments thereto pertaining to their beneficial ownership of shares of Common Stock of the Dwango North America Corp.

This agreement may be terminated for any reason by any party hereto immediately upon the personal delivery or facsimile transmission of notice to that effect to the other parties hereto.

This agreement may be executed in counterparts and all so executed shall constitute the agreement.


Date: March 10, 2004                     By: /s/ James Scibelli
                                             ---------------------------
                                             James Scibelli


Date: March 10, 2004                     By: /s/ Robert Scibelli
                                             ---------------------------
                                             Robert Scibelli